Exhibit 32.1
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
     Each of the undersigned hereby certifies, in his capacity as an officer of I-Flow Corporation (the “Company”), for purposes of 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of his knowledge:
•	the Quarterly Report of the Company on Form 10-Q for the period ended March 31, 2009 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

•	the information contained in such report fairly presents, in all material respects, the financial condition and results of operation of the Company.
Dated: May 11, 2009

/s/ Donald M. Earhart

Donald M. Earhart
Chairman, President and Chief Executive Officer

/s/ James R. Talevich

James R. Talevich
Chief Financial Officer